                          FOURTH AMENDMENT TO INDENTURE

                                       AND

                   CONSENT UNDER SECURITIES PLEDGE AGREEMENTS

                  FOURTH AMENDMENT TO INDENTURE AND CONSENT UNDER SECURITIES PLEDGE AGREEMENTS (the "Amendment and Consent"), dated as of April 26, 1999, to the Indenture (as heretofore amended, the "Indenture"), dated as of November
27, 1996, among Statia Terminals International N.V., a Netherlands Antilles corporation ("Statia"), Statia Terminals Canada, Incorporated, a corporation organized under the laws of Nova Scotia ("Statia Canada; and together with Statia, the "Issuers"), the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and HSBC Bank USA (formerly known as Marine Midland Bank) (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Indenture.

                              W I T N E S S E T H :

                  WHEREAS, in order to take advantage of certain tax benefits, Statia is proposing to (i) transfer ownership of the stock of certain Restricted Subsidiaries to itself or to other Restricted Subsidiaries, (ii) incorporate one new Restricted Subsidiary which will become a Subsidiary Guarantor and the stock of which will be held by Statia, (iii) issue additional stock of certain Restricted Subsidiaries to be held by other Restricted Subsidiaries and (iv) ensure that all of such stock so transferred or issued, and all of the stock of the new Restricted Subsidiary, will be pledged pursuant to Securities Pledge Agreements to secure the Securities;

                  WHEREAS, as a result of the foregoing, all of the stock of all of the Restricted Subsidiaries, including the new Restricted Subsidiary, will continue to be pledged to secure the Securities and therefore such transactions will not adversely affect the holders of the Securities;

                  WHEREAS, neither the Indenture nor the Securities Pledge Agreements specifically authorize the release of the Pledged Shares of the Restricted Subsidiaries from the Lien of the Securities Pledge Agreement under which they are currently pledged even though they will be subjected to the Lien of another Securities Pledge Agreement; and

                  WHEREAS, Section 5.1 of the Securities Pledge Agreements prohibits the voting of the Pledged Shares in favor of the amendment of the Articles of Association of the issuer of such Pledged Shares without the consent of the Pledgee; and

                  WHEREAS, Section 6.2 of the Securities Pledge Agreements prohibits the issuance of additional shares of the issuer of the Pledged Shares to anyone other than the Pledgor; and

                  WHEREAS, Section 9.01 of the Indenture permits the amendment of the Indenture and the amendment of the Security Documents (which include the Securities Pledge Agreements) without the consent of any holder of the Securities in order to make any change that does not adversely affect the rights of any holders of Securities;

                  WHEREAS, the parties hereto desire to amend the Indenture pursuant to 9.01 of the Indenture and to obtain the consent of the Pledgee under certain Securities Pledge Agreements in order to enable the foregoing transactions to be accomplished;

                  NOW, THEREFORE, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                  1. Amendment. The Indenture is hereby amended by adding a new Section 11.15 to read as follows:

         Section 11.15 Transfer of Shares of Restricted Subsidiaries to Statia or Other Restricted Subsidiaries

                  The shares of capital stock of Saba Trust Company N.V., Bicen Development Corporation N.V. and Statia Terminals N.V. may be transferred by Statia Terminals Corporation N.V. to Statia Terminals International N.V. and thereafter to Statia Terminals Antilles N.V., provided that: (i) Statia Terminals Antilles N.V. is a Restricted Subsidiary, (ii) promptly after such transfer Statia Terminals Antilles N.V. executes a Guarantee and a Securities Pledge Agreement pursuant to which all of the shares so transferred are pledged to secure the Securities and delivers to the Trustee all documents required by the Indenture or such Securities Pledge Agreement in connection therewith and such other documents as the Trustee may request to evidence the effectiveness of such pledge; and (iii) the existing Lien on the shares so transferred is not released until the Lien pursuant to the Securities Pledge Agreement referred to in clause (ii) above becomes effective.

                  2. Consent. The Trustee, as Pledgee under the Securities Pledge Agreements, hereby consents to the following actions and waives the provisions of the Securities Pledge Agreements to the extent necessary to permit such actions:

                  (a) the transfer of the shares of capital stock referred to in Section 1 above;

                  (b) the voting of the shares of capital stock of Statia Terminals N.V. and Statia Terminals Corporation N.V. in favor of amendments to the respective Articles of Association of such corporations to authorize the creation of preferred stock and the conversion of certain outstanding preferred stock into another type of preferred stock, and the issuance of such preferred stock, provided that (i) such shares of preferred stock are issued only to Restricted Subsidiaries, (ii) such shares of preferred stock are promptly pledged pursuant a Securities Pledge

         Agreement and (iii) all documentation required in connection therewith by the Indenture or any Securities Pledge Agreement is submitted to the Trustee or Pledgee.

                  3. TIA Controls. If any provision of this Amendment and Consent limits or conflicts with another provision which is required to be included in this Amendment and Consent by the TIA, the required provision shall control.

                  4. Governing Law. THIS AMENDMENT AND CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  5. Counterparts. This Amendment and Consent may be executed and agreed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A complete set of counterparts shall be lodged with the signatories hereto.

                  6. Indenture Not Otherwise Amended. The terms and provisions of the Indenture not amended hereby shall continue to remain in full force and effect.

                  7. References. From and after the date hereof, all references in the Indenture shall be deemed to be references to the Indenture as amended hereby.

                  8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment and Consent or for or in respect of the recitals contained herein, all of which recitals are made solely by Issuers and the Subsidiary Guarantors.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 26th day of April, 1999.

                                        STATIA TERMINALS INTERNATIONAL N.V.


                              By:   /s/   James F. Brenner
                                  -------------------------------------
                                  Name:   James F. Brenner
                                  Title:  Vice President


                               By:   /s/   James G. Cameron
                                   -------------------------------------
                                   Name:   James G. Cameron
                                   Title:  Managing Director


                                        STATIA TERMINALS CANADA, INCORPORATED


                               By:  /s/   James F. Brenner
                                   -------------------------------------
                                   Name:   James F. Brenner
                                   Title:  Vice President


                                        HSBC BANK USA,
                                            as Trustee


                                By:   /s/   Frank J. Godino
                                   -------------------------------------
                                   Name:   Frank J. Godino
                                   Title:  Vice President

                  IN WITNESS WHEREOF, each of the undersigned Subsidiary Guarantors has caused this Amendment to be duly executed as of this ___day of April, 1999.

                                 STATIA TERMINALS CORPORATION N.V.


                                 By:   /s/   James F. Brenner
                                    -------------------------------------
                                    Name:   James F. Brenner
                                    Title:  Vice President


                                 By:   /s/   James G. Cameron
                                    -------------------------------------
                                    Name:   James G. Cameron
                                    Title:  Managing Director



                                 STATIA TERMINALS DELAWARE, INC.


                                 By:   /s/   James F. Brenner
                                     -------------------------------------
                                     Name:   James F. Brenner
                                     Title:  Vice President



                                 STATIA TERMINALS, INC.


                                 By:   /s/   James F. Brenner
                                    --------------------------------------
                                    Name:   James F. Brenner
                                    Title:  Vice President



                                 STATIA TERMINALS N.V.


                                 By:   /s/   James F. Brenner
                                       -------------------------------------
                                       Name:   James F. Brenner
                                       Title:  Vice President

                                 STATIA DELAWARE HOLDCO II, INC.


                                 By:   /s/   James F. Brenner
                                    -------------------------------------
                                    Name:   James F. Brenner
                                    Title:  Vice President




                                 SABA TRUST COMPANY N.V.


                                 By:   /s/   James F. Brenner
                                    -------------------------------------
                                    Name:   James F. Brenner
                                    Title:  Vice President


                                 BICEN DEVELOPMENT CORPORATION N.V.


                                 By:  /s/    James F. Brenner
                                    --------------------------------------
                                     Name:   James F. Brenner
                                     Title:  Vice President


                                 W.P. COMPANY, INC.


                                 By:   /s/    James F. Brenner
                                    --------------------------------------------
                                     Name:   James F. Brenner
                                     Title:  Vice President

                              SEVEN SEAS STEAMSHIP COMPANY, INC.


                              By:    /s/  Victor M. Lopez, Jr.
                                 ---------------------------------------------
                                  Name:   Victor M. Lopez, Jr.
                                  Title:  Treasurer and Assistant Secretary


                              STATIA TUGS N.V.


                              By:   /s/   James G. Cameron
                                 -----------------------------------------------
                                  Name:   James G. Cameron
                                  Title:  Managing Director


                              SEVEN SEAS STEAMSHIP COMPANY (SINT EUSTATIUS) N.V.


                              By:   /s/   Victor M. Lopez, Jr.
                                 -----------------------------------------------
                                  Name:   Victor M. Lopez, Jr.
                                  Title:  Treasurer and Assistant Secretary


                              POINT TUPPER MARINE SERVICES LIMITED


                              By:   /s/   James F. Brenner
                                 -----------------------------------------------
                                  Name:   James F. Brenner
                                  Title:  Vice President


                              STATIA LABORATORY SERVICES, N.V.


                              By:   /s/   James F. Brenner
                                 -----------------------------------------------
                                  Name:   James F. Brenner
                                  Title:  Vice President


                              STATIA TERMINALS NEW JERSEY, INC.


                              By:   /s/   James F. Brenner
                                 -----------------------------------------------
                                  Name:   James F. Brenner
                                  Title:  Vice President